EXHIBIT 21

SUBSIDIARIES AND ASSOCIATED TRADENAMES

	COMPANY NAME	JURISDICTION OF INCORPORATION
1.	A. T. Massey Coal Company, Inc. a) d/b/a Massey Coal Export Company	Virginia
2.	Alex Energy, Inc.(5) a) d/b/a Edwight Mining Company b) d/b/a Intrepid Mining Company c) d/b/a North Surface Mine d) d/b/a Superior Surface Mine	West Virginia
3.	Aracoma Coal Company, Inc.(2)	West Virginia
4.	Bandmill Coal Corporation(7)	West Virginia
5.	Bandytown Coal Company(7)	West Virginia
6.	Barnabus Land Company(8)	West Virginia
7.	Belfry Coal Corporation(13)	West Virginia
8.	Ben Creek Coal Company(8)	West Virginia
9.	Big Bear Mining Company(7) a) d/b/a Lynco Mining Company	West Virginia
10.	Big Sandy Venture Capital Corp.(14)	West Virginia
11.	Black King Mine Development Co.(2)	West Virginia
12.	Blue Ridge Venture Capital Corp.(15)	West Virginia
13.	Boone East Development Co.(6)	West Virginia
14.	Boone Energy Company(2)	West Virginia
15.	Boone West Development Co.(6)	West Virginia
16.	Cabinawa Mining Company(7)	West Virginia
17.	Central Penn Energy Company, Inc.(6)	Pennsylvania
18.	Central West Virginia Energy Company(6)	West Virginia
19.	Ceres Land Company(6)	West Virginia
20.	Clear Fork Coal Company(7)	West Virginia
21.	Coal Handling Solutions, LLC (3)(30) (<100%)	Delaware
22.	CoalSolv, LLC(25) (<100%)	Virginia
23.	Continuity Venture Capital Corp.(11)(9)	West Virginia
24.	Crystal Fuels Company(12)	West Virginia
25.	Dehue Coal Company (7)	West Virginia
26.	Delbarton Mining Company(4)	West Virginia
27.	Demeter Land Company(6)	West Virginia
28.	Douglas Pocahontas Coal Corporation(6)	West Virginia
29.	DRIH Corporation(4)	Delaware
30.	Duchess Coal Company(7)	West Virginia
31.	Duncan Fork Coal Company(7)	Pennsylvania
32.	Eagle Energy, Inc.(7)	West Virginia
33.	Elk Run Coal Company, Inc.(1) a) d/b/a Black Castle Mining Company b) d/b/a Homer III Processing Company c) d/b/a Republic Energy	West Virginia
34.	Energy Transport Company(2)	West Virginia
35.	Feats Venture Capital Corp.(8)	West Virginia
36.	Foothills Coal Company(3)	West Virginia
37.	Goals Coal Company(9)	West Virginia
38.	Green Valley Coal Company(4) a) d/b/a PP&M Company	West Virginia
39.	Greyeagle Coal Company(4)	Kentucky
40.	Haden Farms, Inc.(6)	Virginia
41.	Hanna Land Company, LLC(10)(1)	Kentucky
42.	Hazy Ridge Coal Company(2)	West Virginia
43.	Highland Mining Company(7)	West Virginia
44.	Hopkins Creek Coal Company(7)	Kentucky

	COMPANY NAME	JURISDICTION OF INCORPORATION
45.	Independence Coal Company, Inc.(2) a) d/b/a Anna Branch Mining Company b) d/b/a Endurance Mining Company c) d/b/a Progress Coal Company	West Virginia
46.	Jacks Branch Coal Company(8)	West Virginia
47.	Joboner Coal Company(2)	Kentucky
48.	Kanawha Energy Company(2)	West Virginia
49.	Kingsport Handling LLC(26) (<100%)	Delaware
50.	Kingsport Services LLC(21)	Delaware
51.	Knox Creek Coal Corporation(3)	Virginia
52.	Lauren Land Company(6)	Kentucky
53.	Laxare, Inc.(16)	West Virginia
54.	Lick Branch Coal Company(8)	West Virginia
55.	Logan County Mine Services, Inc.(4)	West Virginia
56.	Long Fork Coal Company(1)	Kentucky
57.	Lynn Branch Coal Company, Inc.(8)	West Virginia
58.	M & B Coal Company(28)(29)	West Virginia
59.	Majestic Mining, Inc. (17)	Texas
60.	Marfork Coal Company, Inc.(2) a) d/b/a Mining Support Group b) d/b/a Processing Maintenance Group	West Virginia
61.	Martin County Coal Corporation(1) a) d/b/a Coal Handling Facility, Inc. b) d/b/a The Lynnbark Land Company c) d/b/a M T R Mining Company	Kentucky
62.	Massey Coal Sales Company, Inc.(1) a) d/b/a Massey Industrial Sales Company b) d/b/a Massey Metallurgical Coal, Inc. c) d/b/a Massey Utility Sales Company	Virginia
63.	Massey Coal Services, Inc.(6)	West Virginia
64.	Massey Gas & Oil Company(6)	Louisiana
65.	Massey New Era Capital Corp.(2)(8)	West Virginia
66.	Massey Technology Investments, Inc.(6)	Virginia
67.	Mountaineer Capital, L.P.(2) (<100%)	West Virginia
68.	New Market Land Company(6)	West Virginia
69.	New Massey Capital Corp.(2)(8)	West Virginia
70.	New Ridge Mining Company(4) d/b/a Coalgood Energy Company	Kentucky
71.	New River Energy Corporation(6)	West Virginia
72.	NICCO Corporation (19)	West Virginia
73.	Nicholas Energy Company(4)	West Virginia
74.	Omar Mining Company (7)	West Virginia
75.	Peerless Eagle Coal Co.(4)	West Virginia
76.	Performance Coal Company(1) a) d/b/a Upper Big Branch Mining Company	West Virginia
77.	Peter Cave Mining Company(8)	Kentucky
78.	Pilgrim Mining Company, Inc.(3)	Kentucky
79.	Power Mountain Coal Company(5)	West Virginia
80.	Raven Resources, Inc.(16)	Florida

	COMPANY NAME	JURISDICTION OF INCORPORATION
81.

Rawl Sales & Processing, Co.(1)

a) d/b/a Allburn Coal Company

b) d/b/a Big Bottom Coal Company

c) d/b/a Blackberry Creek Coal Company

d) d/b/a Bluesprings Coal Company

e) d/b/a Lobata Coal Company

f) d/b/a Magnolia Coal Company

g) d/b/a Maxann Coal Corp.

h) d/b/a P. M. Charles Coal Co.

i) d/b/a Pikco Mining Company

j) d/b/a Pond Creek Mining Co.

k) d/b/a Rocky Hollow Coal Co.

l) d/b/a Sprouse Creek Processing Company

m) d/b/a Sycamore Mining Co.

n) d/b/a Tall Timber Coal Company

West Virginia
82.	Rawl Sales Venture Capital Corp.(2)(8)	West Virginia
83.

Road Fork Development Company, Inc.(4)

a) d/b/a Burnwell Energy Company

b) d/b/a Calloway Mining Company

c) d/b/a Extra Energy Company

d) d/b/a Pegs Branch Mining Company

e) d/b/a Resource Energy Company

f) d/b/a Sheep Fork Mining Company

Kentucky
84.	Robinson-Phillips Coal Company(7) a) d/b/a Simron Fuel. Co. b) d/b/a Winston Coal Company	West Virginia
85.	Rockridge Coal Company(8)	West Virginia
86.	Rum Creek Coal Sales, Inc.(8)	West Virginia
87.	Rum Creek Synfuel Company(2)	West Virginia
88.	Russell Fork Coal Company(7)	West Virginia
89.	SC Coal Corporation(6)	Delaware
90.	Scarlet Development Company(6)	Pennsylvania
91.	Shannon-Pocahontas Coal Corporation(7)	West Virginia
92.	Shannon-Pocahontas Mining Company(23)(24)	West Virginia
93.	Shenandoah Capital Management Corp.(20)	West Virginia
94.

Sidney Coal Company, Inc.(1)

a) d/b/a Atlas Processing Company

b) d/b/a Clean Energy Mining Company

c) d/b/a Freedom Energy Mining Company

d) d/b/a Ora Mae Coal Company

e) d/b/a Pegs Branch Energy Mining Company

f) d/b/a Rockhouse Energy Mining Company

g) d/b/a Solid Energy Mining Company

Kentucky
95.

Spartan Mining Company(2)

a) d/b/a Big M Transport

b) d/b/a Black Knight Mining Company

c) d/b/a Diamond Energy Mining Company

d) d/b/a Guyandotte Energy

e) d/b/a Mammoth Coal Company

f) d/b/a Mass Transport Company

g) d/b/a Poca 3

h) d/b/a Spring Branch Mining Company

i) d/b/a Trace Transport Company

j) d/b/a Trail Mining Company

k) d/b/a Victory Energy Mining Company

l) d/b/a Victory Processing Company

West Virginia

	COMPANY NAME	JURISDICTION OF INCORPORATION
96.	St. Alban’s Capital Management Corp.(8)	West Virginia
97.	Stirrat Coal Company(7)	West Virginia
98.	Stone Mining Company(7)	Kentucky

99.	Support Mining Company(2)	West Virginia
100.	Sycamore Fuels, Inc.(8)	West Virginia
101.	T.C.H. Coal Co. (7)	Kentucky
102.	Tennessee Consolidated Coal Company(3)	Tennessee
103.	Tennessee Energy Corp.(3)	Tennessee
104.	Thunder Mining Company(2)	West Virginia
105.	Town Creek Coal Company(7)	West Virginia
106.	Trace Creek Coal Company (7)	Pennsylvania
107.	Tucson Limited Liability Company(1)	West Virginia
108.	Vantage Mining Company (22)	Kentucky
109.	White Buck Coal Company(4) a) d/b/a Coal Mining Support Company	West Virginia
110.	Williams Mountain Coal Company(7) a) d/b/a Naoma Coal Company	West Virginia
111.	Wyomac Coal Company, Inc.(7) a) d/b/a Piney Creek Coal Company	West Virginia

(1)	Owned by A.T. Massey Coal Company, Inc.
(2)	Owned by Elk Run Coal Company, Inc.
(3)	Owned by Martin County Coal Corporation
(4)	Owned by Sidney Coal Company, Inc.
(5)	Owned by Nicholas Energy Company
(6)	Owned by Massey Coal Sales Company, Inc.
(7)	Owned by Long Fork Coal Company
(8)	Owned by Rawl Sales & Processing Co.
(9)	Owned by Performance Coal Company
(10)	Owned by Alex Energy, Inc.
(11)	Owned by Marfork Coal Company, Inc.
(12)	Owned by Sycamore Fuels, Inc.
(13)	Owned by Knox Creek Coal Corporation
(14)	Owned by Green Valley Coal Company
(15)	Owned by Eagle Energy, Inc.
(16)	Owned by Boone East Development Co.
(17)	Owned by NICCO Corporation
(18)	Owned by Duncan Fork Coal Company
(19)	Owned by Peerless Eagle Coal Co.
(20)	Owned by Independence Coal Company, Inc.
(21)	Owned by Tennessee Consolidated Coal Co.
(22)	Owned by Rum Creek Coal Sales, Inc.
(23)	Owned by Shannon-Pocahontas Coal Corporation
(24)	Owned by Omar Mining Company
(25)	Owned by Massey Technology Investments, Inc.
(26)	Owned by Tennessee Energy Corp.
(27)	Owned by Coal Handling Solutions, LLC
(28)	Owned by Town Creek Coal Company
(29)	Owned by Wyomac Coal Company, Inc.
(30)	Owned by Road Fork Development Company, Inc.